Exhibit 99.1

Freescale Customer Letter

Dear [CUSTOMER],

Last night, we announced that Freescale and NXP have agreed to merge, creating one of the top semiconductor companies in the world. Please see our joint press release (attached).

Our combination with NXP is based on compelling strategic logic that brings together two highly successful and complementary businesses to create one of the world’s best-positioned semiconductor companies, with strength in the fast-growing automotive and Internet of Things sectors. Through this combination, our new company will have the size and scale needed to capitalize on macro trends and changing customer demands.

From the perspective of our customers, we believe that this combination will enable us to become an even stronger partner for you. We will be able to broaden and deepen our leading product platforms, while strengthening and expanding our distribution channels. Our increased scale will allow us to further develop our product roadmaps and provide customers with enhanced solutions.

NXP is an exceptional company with a like-minded approach to Freescale’s in terms of customer service and innovation. Founded more than 55 years ago as Philips Semiconductors, NXP is built on a rich technology heritage. Today, the NXP brand stands for the innovation and versatility that customers need and value in an ever changing market. We very much look forward to marrying Freescale’s strong portfolio in automotive, networking, and industrials with NXP’s unparalleled offerings in automotive and security solutions.

As the transaction is subject to stockholder and regulatory approvals, the merger will likely close during the second half of 2015. For now, and until the close of the transaction, it will be business as usual, and all employees will remain focused on their current responsibilities of serving you.

On behalf of the entire organization, I thank you for your continued support. We are very excited about our potential as a combined company and are more committed than ever to delivering you unsurpassed customer service and innovative products. We look forward to working with you for many years to come and are confident that our merger with NXP will be as seamless as possible. If you have any questions, please feel free to contact Brandon Tolany, our head of sales and marketing.

Sincerely,

Gregg Lowe

President and Chief Executive Officer

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

Freescale Customer Letter

This document contains forward-looking statements relating to the proposed transaction between Freescale and NXP pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of NXP following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of each of Freescale and NXP may not be obtained; (2) there may be a material adverse change of Freescale or the business of Freescale may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; (5) there may be difficulties and delays in achieving synergies and cost savings; and (6) other risk factors as detailed from time to time in Freescale’s and NXP’s reports filed with the Securities and Exchange Commission (“SEC”), including Freescale’s Annual Report on Form 10-K for the year ended December 31, 2014 which is available on the SEC’s Website (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Neither Freescale nor NXP undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, NXP plans to file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Freescale and a prospectus of NXP. Freescale will mail the prospectus/proxy statement to its shareholders. INVESTORS ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the prospectus/proxy statement, as well as other filings containing information about Freescale and NXP, free of charge, from the SEC’s Website (www.sec.gov). Investors may also obtain Freescale’s SEC filings in connection with the transaction, free of charge, from Freescale’s Web site (www.investors.freescale.com) under the link “Investors Relations” and then under the tab “SEC Filings,” or by directing a request to Freescale Semiconductor, Ltd., 6501 William Cannon Drive West, MD OE62, Austin, Texas 78735, Attention: Secretary. Investors may also obtain NXP’s SEC filings in connection with the transaction, free of charge, on NXP’s Investor Relations internet website at http://www.nxp.com/investor or by contacting NXP’s Investor Relations Contact by phone at 1-408-518-5411.

Freescale Customer Letter

Participants in the Merger Solicitation

The respective directors, executive officers and employees of Freescale and NXP and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Freescale’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 6, 2015, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014. Information regarding NXP’s directors and executive officers is set forth in its Annual Report on Form 20-F for the year ended December 31, 2013, which was filed with the SEC on February 28, 2014 and in its Form 6-K furnished to the SEC on May 20, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint prospectus/proxy statement when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.